EXHIBIT 99.1

Ionix Technology, Inc. formally announced the acquisition of control of China Changchun Fangguan Electronics Technology Co., Ltd.

SHENZHEN, China, Jan. 7, 2019 /PRNewswire/ -- Ionix Technology, Inc. ("IINX", same as ticker symbol), announced today that it has entered into certain VIE Transaction Documents with certain shareholders of Changchun Fangguan Electronics Technology Co., Ltd. ("Changchun Fangguan"), a leading manufacturer in liquid crystal displays field. By entering into specific VIE Transaction Documents, IINX acquired control of Changchun Fangguan.

Changchun Fangguan was founded in 2007. Currently, the company has about 400 employees, with a modern factory area of 25,000 square meters. In addition to the ability to manufacture various liquid crystal displays on a large scale, Changchun Fangguan has also owned COG, COB, TAB and other module production lines. In recent years, through independent innovation, the production lines of Changchun Fangguan have covered intelligent home central controls, electric vehicle on-board central control instruments and many other fields. Over next three years, Changchun Fangguan estimates to generate USD 43 Million and 3.5 Million for revenue and net profits respectively to IINX.

"This acquisition of control of Changchun Fangguan is a great milestone for our company's development, and a crucial part of corporate restructuring strategy." Yubao Liu, Chief Executive Officer of IINX said, " As a pioneer in the field of LCDs in China, Changchun Fangguan is one of the few domestic LCD manufacturers that is capable of meeting the industry needs as well as providing LCD, LCM and TFT-LCM products in batches. Through this restructuring, we estimate an increase of USD17 Million in net assets, which will significantly expand our scale of facilities, number of employees and operating assets. In addition, it will bring continuous growth, high-quality customers and expanded profit margins to IINX, as well as generate more growth value for our shareholders. We are very glad to incorporate Changchun Fangguan into our current booming business. I am confident that this acquisition will enable us to more effectively pursue the business strategy that we are committed to, and to continue to provide our employees with valuable opportunities.

Yubao Liu further stated, "We expect to build IINX into a comprehensive public company with intelligent high-tech as the core, integrating research and development, production, design, popularization and application, testing, international trading and industrialization management by restructuring vendors which are as dedicated to providing green eco-friendly products as we are, to provide global users with better cost-effective product solutions, to bring better revenue for IINX and greater opportunities for our business."

About Ionix Technology, Inc.

Cambridge Projects Inc. was formed in March, 2011. On February 4th 2016, with approval of Securities and Exchange Commission (SEC) in connection with Financial Industry Regulatory Authority (FINRA), the company amended its name from "Cambridge Projects Inc." to "Ionix Technology, Inc." (IINX) through restructuring and is based in New York. IINX through its two subsidiaries, Well Best International Investment Limited and Welly Surplus International Limited, invest in four operating subsidiaries namely Shenzhen Baileqi Electronic Technology Co. Ltd, Lisite Science Technology (Shenzhen) Co. Ltd, Changchun Fangguan Photoelectric Display Technology Co. Ltd and Dalian Shizhe New Energy Technology Co. Ltd. IINX has not only converged a range of various products, includes intelligent electronic devices, on-board hydrogen fuel batteries and photoelectric display etc, but also has achieved a multi-industrial combination across high-end materials, micro-electronics, fine chemicals, modern optics and so forth.

To learn more, please visit our new website: www.iinx-tech.com

Safe Harbor Statement

Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, statements regarding the Company's future performance. Forward-looking statements are statements not based on historical information and necessarily based upon estimates and assumptions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy or other developments.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, uncertainties and contingencies, many of which are beyond our control and these expectations may prove to be incorrect.  We caution readers and investors regarding certain forward looking statements in the press release and they should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company's actual results could differ materially from those expressed in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company disclaims any obligation to update these forward-looking statements except as required by law.

For more information, please contact:

Yubao Liu
+86-159-4540-0218
Email: liuyubao11_iinx@163.com